Exhibit 99.1

Fellazo Inc. Announces the Separate Trading of its Ordinary Shares, Warrants and Rights

NEW YORK, NY, October 30, 2019 – Fellazo Inc. (the “Company”) announced today that, commencing October 31, 2019, holders of the 57,500,000 units sold in the Company’s initial public offering may elect to separately trade shares of the Company’s ordinary shares, warrants and rights included in the units. Ordinary shares, warrants and rights that are separated will trade on The Nasdaq Capital Market under the symbols “FLLC,” “FLLCW” and “FLLCR,” respectively. Those units not separated will continue to trade on The Nasdaq Capital Market under the symbol “FLLCU.” Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company's transfer agent, in order to separate the units into ordinary shares, warrants and rights.

A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission (“SEC”) on July 24, 2019. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Fellazo Inc.

Fellazo Inc. is a newly incorporated blank check company incorporated as a Cayman Islands exempted company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Although we are not limited to a particular industry or geographic region for purposes of consummating an initial business combination, we intend to focus on businesses in the health food and supplement sector that have their primary operations in Asia.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and prospectus for the initial public offering filed with the SEC. Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Nicholas Wong

Chief Executive Officer

Fellazo Inc.

nicholas.wong@fellazo-inc.com